Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 333-218498) pertaining to the 2006 Share Plan and 2016 Stock Option and Incentive Plan of Yatra Online, Inc.;

(2)   Registration Statement (Form F-3 No. 333-224661) of Yatra Online, Inc. and

of our report dated July 31, 2020, with respect to the consolidated financial statements of Yatra Online, Inc., included in this Annual Report (Form 20-F) for the year ended March 31, 2020.

/s/ Ernst & Young Associates LLP

Gurugram, India

July 31, 2020